Exhibit 24


                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of American Capital Strategies, Ltd., a corporation organized under the laws of the state of Delaware (the "Corporation"), hereby constitute and appoint John R. Erickson and Samuel A. Flax, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents for him and on his behalf and in his name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form N-2 or any other appropriate form and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration of up to $250,000,000 of common stock, $0.01 par value per share, preferred stock, $0.01 par value and/or debt securities and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS HEREOF, each of the undersigned directors and/or officers have hereunto set his hand and seal, as of the date specified.


                                          AMERICAN CAPITAL STRATEGIES, LTD.

Dated: April 10, 2000.                    /s/ Malon Wilkus
                                          --------------------------------------
                                          Malon Wilkus
                                          Chairman and Chief Executive Officer


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
     Signature                                          Title                               Date
     ---------                                          -----                               ----


/s/ Malon Wilkus
------------------------             Director, Chairman and Chief                    April 10, 2000
Malon Wilkus                         Executive Officer (Principal
                                     Executive Officer)


------------------------             Director and Vice Chairman                      April 10, 2000
David Gladstone


------------------------             President, Chief Operating                      April 10, 2000
Adam Blumenthal                      Officer and Director

/s/ John Erickson
------------------------             Vice President, Chief Financial                 April 10, 2000
John Erickson                        Officer and Secretary (Principal
                                     Accounting and Financial Officer)


/s/ Robert L. Allbritton
------------------------             Director                                         April 10, 2000
Robert L. Allbritton


/s/ Alvin N. Puryear
------------------------             Director                                         April 10, 2000
Alvin N. Puryear


/s/ Neil M. Hahl
------------------------             Director                                         April 10, 2000
Neil M. Hahl


------------------------             Director                                         April 10, 2000
Philip R. Harper


------------------------             Director                                         April 10, 2000
Stan Lundine

/s/ Stephen P. Walko
------------------------             Director
Stephen P. Walko
